Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-230394) pertaining to the Fox Corporation 2019 Shareholder Alignment Plan of Fox Corporation of our report dated August 9, 2019, with respect to the consolidated and combined financial statements of Fox Corporation included in this Annual Report (Form 10-K) of Fox Corporation for the year ended June 30, 2019.

/s/ Ernst & Young LLP

New York, New York

August 9, 2019